Exhibit 99.01

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

dated as of August 6, 2012

among

NPL CONSTRUCTION CO.

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Lender and Issuing Lender

and

WELLS FARGO SECURITIES, LLC,

As Sole Lead Arranger and Sole Book Manager

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AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”), dated as of August 6, 2012 is among NPL CONSTRUCTION CO., a Nevada corporation (“Borrower”), the financial institutions party to the Credit Agreement (defined below) as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, Swingline Lender and Issuing Lender. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Credit Agreement.

RECITALS

WHEREAS Borrower, Administrative Agent, Lenders, Swingline Lender and Issuing Lender are parties to that certain Credit Agreement dated June 4, 2012 (the “Credit Agreement”) and, as applicable, the other Loan Documents, pursuant to which, Lenders have made available to Borrower certain extensions of credit referenced therein on the terms and conditions contained therein; and

WHEREAS Borrower, Administrative Agent, Lenders, Swingline Lender and Issuing Lender desire to revise and clarify the Consolidated Leverage Ratio to be consistent with past practices and consistent with the parties’ original intent; and

NOW, THEREFORE, in consideration of the mutual agreements and provisions contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

AGREEMENT

ARTICLE I – MODIFICATIONS

SECTION 1.1	MODIFICATIONS TO CREDIT AGREEMENT

As of the Amendment Effective Date (defined below), the following section and exhibit of the Credit Agreement are hereby revised, clarified and modified to be consistent with past practices and the parties’ original intent:

1.1.1 Section 1.1, “Definitions,” is hereby supplemented with the following additional definition in proper alphabetical order therein:

“Consolidated Total Liabilities” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of aggregate current and non-current liabilities all determined in accordance with GAAP.

1.1.2 Section 1.1, “Definitions,” is hereby amended by amending and restating the following definitions:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Liabilities on such date, minus Subordinated Indebtedness to (b) Consolidated Tangible Net Worth on such date, plus Subordinated Indebtedness.

“Officer’s Compliance Certificate” means a certificate of the chief executive officer, chief financial officer, treasurer or controller of the Borrower substantially in the form attached as Exhibit F.

1.1.3 Section 1.1, “Definitions,” is hereby amended by deleting, in its entirety, the definition of “Consolidated Total Indebtedness.”

1.1.4 Exhibit F to the Credit Agreement is hereby replaced with the corresponding Exhibit attached to this Amendment.

ARTICLE II – CONDITIONS TO AMENDMENT; GENERAL PROVISIONS

SECTION 2.1	CONDITIONS PRECEDENT

2.1.1 This Amendment is expressly conditioned upon the satisfaction by Borrower of the conditions contained in Section 6.2 of the Credit Agreement, as applicable.

2.1.2 Without limiting the foregoing, the effectiveness of this Amendment shall be conditioned on receipt by Administrative Agent of the consent of all Lenders as evidenced by their signatures on this Amendment.

SECTION 2.2	EFFECTIVE DATE; RATIFICATION; ESTOPPEL; REAFFIRMATION

2.2.1 As the parties hereto agree that this Amendment clarifies and modifies the Credit Agreement to be consistent with past practices and with the parties’ intent as of the closing of the Credit Agreement, the parties further agree that upon the satisfaction of the conditions precedent, this Amendment shall be effective concurrently with the date of the Credit Agreement (“Amendment Effective Date”).

2.2.2 Borrower hereby reaffirms and ratifies the Credit Agreement and other Loan Documents, as amended, modified and supplemented hereby.

2.2.3 Borrower represents and warrants that, as of the date hereof, they have no counterclaims, defenses or offsets of any nature whatsoever to the Obligations or any of the Loan Documents and that as of the date hereof no unwaived Default or Event of Default by Borrower, Administrative Agent or any Lender has occurred or exists under any of the Loan Documents.

2.2.4 Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Credit Agreement and the other Loan Documents, as amended, modified and supplemented by this Amendment, represent the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

2.2.5 Borrower hereby affirms, acknowledges and confirms that the provisions of this Amendment shall be a part of the Credit Agreement and Loan Documents for all purposes.

SECTION 2.3	GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 2.4	COUNTERPARTS; SEVERABILITY

2.4.1 This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

2.4.2 If any term or provision of this Amendment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and shall be enforced to the fullest extent permitted by law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

NPL CONSTRUCTION CO. A NEVADA CORPORATION

BY:	/S/ ROCK L. MCHENRY
NAME:	ROCK L. MCHENRY
TITLE:	CFO/VP

ADMINISTRATIVE AGENT, SWINGLINE LENDER AND ISSUING LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, Swingline Lender and Issuing Lender

By:	/s/ Brenda K. Robinson
Name:	Brenda K. Robinson
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as a Lender

By:	/s/ Brenda K. Robinson
Name:	Brenda K. Robinson
Title:	Senior Vice President

LENDER:

UMB BANK ARIZONA, N.A.

By:	/s/ Robert Faver
Name:	Robert Faver
Title:	Chief Lending Officer

CONSENT AND APPROVAL OF GUARANTOR

The undersigned acknowledges that no Lender has any obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Amendment. The undersigned further agrees that its consent to the Amendment and any previous amendments will expressly not create any expectation of course of dealing which would require the Administrative Agent or any Lender to either notify or seek the consent of the undersigned to any subsequent amendment. Notwithstanding the foregoing, the undersigned hereby consents to and approves of the terms and conditions of this Amendment and any previous amendments and the undersigned hereby reaffirms and agrees to the terms and conditions of the Unconditional Continuing Guaranty dated July 2, 2012, executed by the undersigned (the “Guaranty”).

SOUTHWEST ADMINISTRATORS, INC.

By:	/s/ Rock L. McHenry

Print Name:	Rock L. McHenry

Title:	Treasurer

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EXHIBIT 1—REVISED EXHIBIT TO CREDIT AGREEMENT

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EXHIBIT F

OFFICER’S COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association, as the Administrative Agent
Date:	, 20

The undersigned, on behalf of NPL Construction Co., a Nevada corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 8.2 of the Credit Agreement dated as of                      (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. The undersigned has reviewed the financial statements of the Borrower and its Subsidiaries dated as of                      and for the                      period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. The undersigned has reviewed the terms of the Credit Agreement, and the related Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor does the undersigned have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4. The Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 9.15 of the Credit Agreement and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[signature page to follow]

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WITNESS the following signature as of the day and year first written above.

NPL CONSTRUCTION CO., a Nevada corporation

By:
Name:
Title:

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Schedule 1

to

Officer’s Compliance Certificate

Section 9.15 (a) Consolidated Interest Coverage Ratio

For the Trailing Four Fiscal Quarters ended

Consolidated EBIT	$

Consolidated Interest Expense	$

Consolidated Interest Coverage Ratio (Line (1) divided by Line (2))		to 1.00

Minimum Permitted Consolidated Interest Coverage Ratio		1.50 to 1.00

In Compliance?		Yes/No

Section 9.15 (b) Consolidated Leverage Ratio

For the Quarter/Year ended

(1)	Consolidated Total Liabilities	$

(2)	Less: Subordinated Indebtedness	$

(3)	Total	$

(4)	Consolidated Tangible Net Worth	$

(5)	Plus: Subordinated Indebtedness	$

(6)	Total	$

	Consolidated Leverage Ratio (Line (3) divided by Line (6))		to 1.00

	Maximum Permitted Consolidated Total Leverage Ratio		2.25 to 1.00

	In Compliance?		Yes/No

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